EXHIBIT 1.01

5,500,000 Shares

ISTA PHARMACEUTICALS, INC.

COMMON STOCK

UNDERWRITING AGREEMENT

Dated January 20, 2005

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		Page
17.	Consent to Jurisdiction	27

18.	Waiver of Immunity	27

19.	Entire Agreement	28

20.	Amendments	28

21.	Sophisticated Parties	28

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January 20, 2005

Banc of America Securities LLC

Thomas Weisel Partners LLC

As Representatives of the several Underwriters:

Banc of America Securities LLC

Thomas Weisel Partners LLC

C.E. Unterberg, Towbin

Lazard

c/o Banc of America Securities LLC

9 West 57th Street, 40th Floor

New York, New York 10019

Ladies and Gentlemen:

Introduction. ISTA PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A hereto (the “Underwriters”) 5,500,000 shares of the Common Stock, par value $0.001 per share, of the Company (the “Firm Shares”).

The Company also proposes to issue and sell to the several Underwriters an aggregate of not more than an additional 825,000 shares of the Common Stock, par value $0.001 per share, of the Company (the “Additional Shares”), if and to the extent that you shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares”. The shares of Common Stock, par value $0.001 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock”. Banc of America Securities LLC and Thomas Weisel Partners LLC have agreed to act as the representatives of the several Underwriters (in such capacity, collectively, the “Representatives”) in connection with the offering and sale of the Shares.

The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-114815) (the “registration statement”) for the registration of the Shares under the Act and the offering thereof from time to time in accordance with Rule 430A or Rule 415 under the Act and the Company has filed such amendments thereto as may have been required prior to the execution of this Agreement. The registration statement has been declared by the Commission to be effective under the Act. The Company will next file with the Commission pursuant to Rule 424(b) under the Act a final prospectus supplement describing the offering of the Shares, in such form as has been provided to, discussed with, and approved by, the Underwriters.

The term “Registration Statement” as used in this Agreement means the registration statement at the time it became effective and as supplemented or amended prior to the execution of this Agreement, including (i) all financial schedules and exhibits thereto and (ii) all documents incorporated by reference or deemed to be incorporated by reference therein. If the Company has filed a registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. The term “Basic Prospectus” as used in this Agreement means the prospectus dated as of May 18, 2004 that is part of the registration statement. The term “Prospectus Supplement” as used in this Agreement means the final prospectus supplement specifically relating to the Shares, in the form filed with, or transmitted for filing to, the Commission pursuant to Rule 424(b) under the Act. The term “Prospectus” as used in this Agreement means the Basic Prospectus together with the Prospectus Supplement except that if such Basic Prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement was first filed pursuant to Rule 424(b), the term “Prospectus” shall refer to the Basic Prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement. Any reference herein to the registration statement, the Registration Statement, any preliminary prospectus, the Basic Prospectus, any Prospectus Supplement or the Prospectus shall be deemed to refer to and include (i) the documents incorporated by reference therein pursuant to Form S-3 (the “Incorporated Documents”) and (ii) the copy of the Registration Statement, any preliminary prospectus, the Basic Prospectus, the Prospectus Supplement, the Prospectus or the Incorporated Documents filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) and, in the case of any preliminary prospectus, the Basic Prospectus, the Prospectus Supplement and the Prospectus, such document in the form first delivered to the Underwriters for use in connection with the offering of the Shares. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) after the effective date of the Registration Statement (in the case of the Registration Statement and the Basic Prospectus), or the date of the Prospectus Supplement (in the case of the Prospectus Supplement and the Prospectus), as the case may be, deemed to be incorporated therein by reference. As used herein, “business day” shall mean a day on which the New York Stock Exchange is open for trading.

1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters, as of the date hereof, that:

1.1. Effective Registration Statement. The Company meets the requirements for the use of Form S-3 under the Act and the offering of the Shares complies with Rule 415 under the Act. The Registration Statement has become effective under the Act; no stop order suspending the effectiveness of the Registration Statement or providing or suspending the use of the Basic Prospectus, the Prospectus Supplement or the Prospectus is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Act has been and will be made in the manner and within the time period required by such Rule 424(b).

1.2. Contents of Registration Statement. (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement complied when it became effective, complies and, as amended or supplemented, if applicable, will comply and the Prospectus complies and, as amended or supplemented, if applicable, will comply in all material respects with the Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus and any preliminary prospectus do not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein. The Chief Executive Office and the Chief Financial Officer of the Company have signed, and the Company has furnished to the Commission, all certifications required by Section 906 of the Sarbanes-Oxley Act of 2002; such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither the Company nor any of its officers has received notice from any governmental entity questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications. The Company’s Subsidiary is not required to file any forms, reports or other documents with the Commission.

1.3. Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Act and the Exchange Act, and , when read together with the other information in the Prospectus, at the Closing Date and Option Closing Date (each as defined below), as the case may be, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

1.4. Due Incorporation. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own, lease and operate its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business as described in the Prospectus or its ownership, operation or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not cause a material adverse change, in the business, properties, assets, results of operations, condition (financial or otherwise) or operations of the Company, whether or not arising in the ordinary course of business, other than changes that affect the specialty pharmaceutical industry generally (a ”Material Adverse Effect”).

1.5. Subsidiary. The subsidiary of the Company, VisionEx (VISIONEX PTE, LTD.) (the “Subsidiary”), has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct its business and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership, operation or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. All of the issued shares of capital stock of the Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; there is no outstanding option, right or agreement of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of the Subsidiary to any person except the Company, none of the outstanding shares of capital stock of the Subsidiary was issued in violation of preemptive or similar rights. The Subsidiary does not constitute a “significant Subsidiary” as defined in Rule 1-02(w) of Regulation S-X promulgated under the Exchange Act.

1.6. Underwriting Agreement. The Company has full legal right, power and authority to enter into and perform this Agreement and to consummate the transactions contemplated herein. This Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as rights to indemnification or contribution hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

1.7. Description of Capital Stock. The authorized capital stock of the Company, including the Shares, conforms as to legal matters to the description thereof contained in the Registration Statement and the Prospectus.

1.8. Authorized Stock. As of the date of this Agreement, the Company has, and at the Closing Date and the Option Closing Date, as the case may be, will have, an authorized capitalization not materially different from that which is set forth in the Registration Statement and the Prospectus under the heading “Capitalization.” All of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, have been issued in compliance with all applicable laws (including, but not limited to, federal and state securities laws) and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right.

1.9. Validly Issued Shares. The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights. No holder of the Shares will be subject to personal liability by reason of being such a holder.

1.10. No Breach. Except as described in the Prospectus, the Company is not in breach of, or in default (nor has any event occurred which with notice, lapse of time, or both would result in any breach of, or constitute a default) (i) under its certificate of incorporation or by-laws or (ii) in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company is a party or by which it or any of its properties is bound which, with respect to clause (ii) above, would reasonably be expected to result in a Material Adverse Effect.

1.11. No Conflict. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement (including, without limitation, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby) will not contravene or result in any breach of or constitute a default or give rise to a right to accelerate the due date of any payment due under any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company incorporated or deemed to be incorporated by reference in the Registration Statement, or any judgement, order or decree of any governmental body, agency or court having jurisdiction over the Company.

1.12. Authorization. No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency or of or with the NASDAQ, or approval of the shareholders of the Company, is required in connection with (i) the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby or (ii) the sale and delivery of the Shares being sold by the Company, other than (x) such as have been obtained, or will have been obtained as of the Closing Date, under the Act or the Exchange Act, (y) such approvals as have been obtained in connection with the approval of the listing of the Shares on the Nasdaq National Market System and (z) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters.

1.13. Legal Proceedings; Exhibits. There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or the officers or directors of the Company (in their capacity as officers or directors, as the case may be), is a party, or to which any of the properties of the Company is subject, that might result in a Material Adverse Effect or materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder, that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described or incorporated by reference in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described or filed or incorporated as required. The Company is not subject to any judgement order or decree that materially restricts its business practices or its ability to acquire any property or conduct its business as described in the Prospectus in any area.

1.14. Compliance with Act. Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act and the applicable rules and regulations of the Commission thereunder.

1.15. Warrants and Options. Except as disclosed in the Registration Statement and the Prospectus, there are no outstanding (i) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company; (ii) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations; (iii) obligations of the Company to issue any shares of capital stock, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options; or (iv) contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of Common Stock of the Company or to provide funds to make any investment in any other person or entity.

1.16. No Registration or Other Rights. There are no contracts, agreements or understandings between the Company and any person or entity granting such person or entity the right, contractual or otherwise, to require the Company to issue to it or to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the shares of Common Stock of the Company registered pursuant to the Registration Statement other than as described in the Registration Statement or as have been waived in writing in connection with this offering. In addition, no person or entity has preemptive rights, co-sale rights, rights of first refusal or other rights to purchase any of the Shares.

1.17. Offering. In connection with this offering, the Company has not offered and will not offer shares of its Common Stock or any other securities convertible into or exchangeable or exercisable for shares of Common Stock in a manner in violation of the Act; the Company has not distributed and will not distribute any offering material in connection with the offer and sale of the Shares, other than a preliminary prospectus, the Prospectus, the Registration Statement and other materials permitted by the Act.

1.18. Price Stabilization and Manipulation. The Company and each of its officers, directors and controlling persons has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or which is otherwise proscribed by Regulation M promulgated by the Commission.

1.19. Broker/Dealer. The Company (i) is not required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or the regulations promulgated thereunder, and (ii) directly, or indirectly through one or more intermediaries, does not control any member firm of the NASD.

1.20. Legal, Tax, Accounting Advice. The Company has not relied upon any of the Underwriters or legal counsel to the Underwriters for any legal, tax or accounting advice in connection with the offering and sale of the Shares.

1.21. Agreements. All agreements between the Company and third parties filed as exhibits to the Registration Statement, incorporated or deemed to be incorporated by reference in the Registration Statement or referenced in the Prospectus are legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity.

1.22. No Relationship. No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, which is required by the Act to be described in the Registration Statement or the Prospectus that is not so described.

1.23. Not an Investment Company. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

1.24. Compliance with Environmental Laws. The Company (i) is in compliance in all material respects with any and all applicable foreign, federal, state and local laws, orders, rules, regulations, directives, decrees and judgements relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws, to conduct its business as described in the Prospectus; and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up and any potential liabilities to third parties) which would, individually or in the aggregate, have a Material Adverse Effect. To the Company’s knowledge, there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company and there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its predecessors in interest relating to hazardous materials or any Environmental Laws. No property that is or has been owned, leased or occupied by the Company or its Subsidiary has been designated as a Superfund Site pursuant to the Comprehensive Environmental Response, Compensation of Liability Act of 1980, as amended (42 U.S.C. Section 9601, et. seq. “CERCLA”) or otherwise designated as a contaminated site under applicable state or local law and the Company has not been named as a “potentially responsible party” under CERCLA.

1.25. Regulatory Compliance. The Company is conducting its business in compliance with the Fair Labor Standards Act, the rules and regulations of the United States Food and Drug Administration (“FDA”), and all applicable federal, state and local laws, orders, rules, regulations, directives, decrees and judgements of each of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal laws and regulations governing health, sanitation, safety, zoning and land use, except where the failure to be so in compliance would not have a Material Adverse Effect. To the Company’s knowledge, there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings before the FDA or other federal, state, local or foreign governmental bodies that involve or affect the Company that, if the subject of an action unfavorable to the Company, would be reasonably likely to result in a Material Adverse Effect.

1.26. Absence of Material Changes. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) the Company has not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company, except in each case as described in the Prospectus, (iv) there has not been any development, whether or not arising in the ordinary course of business, that would reasonably be expected to result in a Material Adverse Effect, and (v) there has not been any material loss or interference with the business of the Company from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree. The Company does not have any material contingent obligation which is not disclosed in the Registration Statement.

1.27. Collaboration Agreements. Except as disclosed in the Prospectus Supplement, the Company has not received any written notice of the termination or threatened termination of any consulting, licensing, marketing, research and development, cooperative or any similar agreement filed as an exhibit to the Registration Statement, incorporated or deemed to be incorporated by reference in the Registration Statement, including without limitation, the collaborative agreements listed under the sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 entitled, “Business—Collaborations”.

1.28. Good Title to Properties. The Company does not own any real property. The Company has good and marketable title to all personal property owned by it which is material to the business of the Company as described in the Registration Statement and the Prospectus, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement and the Prospectus or such as are not reasonably expected to result in a Material Adverse Effect, and do not interfere with the use made and proposed to be made of such property by the Company; and any real property and buildings held under lease by the Company is held by it under valid, subsisting and enforceable leases with such exceptions as are not reasonably expected to result in a Material Adverse Effect, do not interfere with the use made and proposed to be made of such property and buildings by the Company.

1.29. Intellectual Property Rights.

1.29.1. Trademarks. To the Company’s knowledge, all Company trademark registrations, that are used or are likely to be used in the business of the Company as described in the Registration Statement and the Prospectus, are currently in compliance in all material respects with all legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications) other than any requirement that, if not satisfied, would not result in a cancellation of any such registration or otherwise materially affect the priority and enforceability of the Company trademark in question. To the Company’s knowledge, no registered Company trademark, that is used or is likely to be used in the business of the Company as described in the Registration Statement and the Prospectus, is now involved in any opposition or cancellation proceeding in the United States Patent and Trademark Office. To the Company’s knowledge, there has been no prior use of any material Company trademark by any third party that confers upon said third party superior priority to register such Company trademark.

1.29.2. Patents. To the Company’s knowledge, all issued Company patents, that are used or are likely to be used in the business of the Company as described in the Registration Statement and the Prospectus, are currently in compliance with legal requirements (including payment of filing, examination, and maintenance fee and proofs of working or use) other than any requirement that, if not satisfied, would not result in a revocation or otherwise materially affect the enforceability of the Company patent in question. To the Company’s knowledge, no Company patent, that is used or is likely to be used in the business of the Company as described in the Registration Statement and the Prospectus, is now involved in any interference, reissue, reexamination or opposing proceeding in the United States Patent and Trademark Office. To the Company’s knowledge, no such action has been threatened. To the Company’s knowledge, there is no issued patent or patent application of any person that invalidates any claim of any issued Company patent, that is used or is likely to be used in the business of the Company as described in the Registration Statement and the Prospectus.

1.29.3. Trade Secrets. The Company has taken reasonable steps in accordance with normal industry practice to protect its rights in the Company’s confidential information and trade secrets, the secrecy of which is material to the business of the Company as described in the Registration Statement and the Prospectus. Without limiting the generality of the foregoing, the Company generally enforces a policy of requiring each relevant employee, consultant and contractor to execute agreements that contain provisions designed to prevent unauthorized disclosure of the Company’s confidential information and Company trade secrets. With respect to employees, such agreements assign to the Company all rights to any Intellectual Property (as defined below) relating to the Company’s business as described in the Registration Statement and the Prospectus that is developed by the employee in the course of his or her activities as an employee of the Company. With respect to contractors and consultants, the agreements either assign all rights in Intellectual Property developed pursuant to the agreement, which the Company determined at the time was material to its business or license such rights on agreed-upon terms. Except under confidentiality obligations, to the Company’s knowledge, there has been no disclosure by the Company of material confidential information or material trade secrets of Company.

1.29.4. License Agreements. Except as disclosed in the Registration Statement and the Prospectus, to the Company’s knowledge, the Company is not in breach or default (nor has any event occurred which with notice, lapse of time, or both would result in any breach of, or constitute a default) under any license agreements granting to the Company any right to incorporate any Intellectual Property into any commercial product of the Company (collectively, the “Inbound License Agreements”) filed as an exhibit to the Registration Statement or any document incorporated or deemed to be incorporated by reference in the Registration Statement or the Prospectus or any license agreements under which the Company licenses or grants a third party rights to incorporate any rights under any Company Intellectual Property into any commercial product of such third party (collectively, the “Outbound License Agreements”) filed as an exhibit to the Registration Statement or any document incorporated or deemed to be incorporated by reference in the Registration Statement or the Prospectus.

1.29.5. Ownership; Sufficiency of Intellectual Property Assets. The Company owns or possesses adequate licenses or other rights to use, free and clear of liens, orders and arbitration awards, all of the material patents, patent rights, licenses, inventions, copyrights (registered and unregistered), know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, the “Intellectual Property”) used in its business. The Company’s Intellectual Property constitutes all the material Intellectual Property rights used in the operation of the Company’s business as described in the Registration Statement and the Prospectus.

1.29.6. Protection of Intellectual Property. The Company has taken reasonable steps to protect the material Intellectual Property of the Company.

1.29.7. No Infringement or Prospective Infringement by the Company. To the Company’s knowledge, none of the products manufactured, marketed, used, sold or licensed by the Company and/or as anticipated to be manufactured, marketed, used, sold or licensed by the Company, and none of the Intellectual Property used by the Company in the conduct of the Company’s business as described in the Registration Statement and the Prospectus, infringes upon, violates or constitutes the unauthorized use of any valid and enforceable rights owned or controlled by any third party.

1.29.8. No Pending or Threatened Infringement Claims. No litigation to which the Company is a party is now pending and, to the Company’s knowledge, no notice or other claim in writing has been received by the Company (i) alleging that the Company has engaged in any activity or conduct that infringes upon, violates or constitutes the unauthorized use of the Intellectual Property rights of any third party or (ii) challenging the ownership, use, validity or enforceability of any Intellectual Property owned by or exclusively licensed to or by the Company. To the Company’s knowledge, no Intellectual Property, that is used or is likely to be used in the business of the Company as described in the Registration Statement and the Prospectus (y) that is owned by the Company is subject to any outstanding order, judgement, decree, stipulation or agreement materially restricting the use, sale, transfer, assignment or licensing thereof by the Company, except as may be specifically provided in any such Outbound License Agreement or other licenses, or (z) that is the subject of an Inbound License Agreement is, to the Company’s knowledge, subject to any outstanding judgement, decree, stipulation or agreement materially restricting the use, sale, transfer, assignment or licensing thereof by the Company, except as provided in the Inbound License Agreements or other licenses or agreements.

1.29.9. No Infringement by Third Parties. To the Company’s knowledge, no third party is misappropriating, infringing, diluting or violating any Intellectual Property owned by the Company, that is used or is likely to be used in the business of the Company as described in the Registration Statement and the Prospectus, and no such claims have been brought against any third party by the Company.

1.30. No Labor Disputes. No material labor dispute with the employees of the Company exists, or, to the Company’s knowledge, is imminent; and the Company does not have knowledge of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a Material Adverse Effect.

1.31. Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which it is engaged; all policies insuring the Company are in full force and effect and the Company is in compliance with the terms of such policies in all material respects, and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business as described in the Registration Statement and the Prospectus at a cost that would not have a Material Adverse Effect.

1.32. Governmental Permits. The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities (“Governmental Permits”) necessary to conduct its business, including the ownership, operation or leasing of property, and the Company is not in violation of, is not in default under or has not received any notice of proceedings relating to the possible revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect. All of the Governmental Permits are valid and in full force and effect, except when the invalidity of such Governmental Permits or the failure of such Governmental Permits to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect.

1.33. No Unlawful Payments. Neither the Company, nor any other person associated with or acting on behalf of the Company, including, without limitation, any director, officer, agent or employee of the Company, has, directly or indirectly, while acting on behalf of the Company (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment or established or maintained any unlawful or unrecorded funds in violation of Section 30A of the Exchange Act. The Company is in compliance with the provisions of Section 13(b) of the Exchange Act.

1.34. Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Board of Directors of the Company maintains an audit committee that meets the listing standards imposed by the Nasdaq National Market for companies whose stock is approved for quotation in that market and the members of which are independent of the Company as required by such listing standards. The audit committee meets regularly and has reviewed with management and Ernst & Young, as appropriate, all financial statements filed with the Commission from January 1, 2003 to the present.

1.35. Financial Statements. The consolidated financial statements of the Company included in the Registration Statement and the Prospectus, together with related schedules and notes, present fairly in all material respects the financial position of the Company and its subsidiary as of the dates indicated and the results of operations, stockholders’ equity, and cash flows of the Company for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States and on a consistent basis during the periods involved and in accordance with Regulation S-X promulgated by the Commission; the financial statement schedules included in the Registration Statement and the Prospectus fairly present in all material respects the information required to be shown therein; all requirements of Form S-3 and the Act and the applicable rules and regulations of the Commission thereunder with respect to financial statements and schedules to be included in the Registration Statement and the Prospectus are satisfied in all material respects; the selected financial data and the summary financial information, if any, included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement; the pro forma financial statements and other pro forma financial information, if any, included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines for pro forma financial statements, have been properly compiled on the pro forma bases set forth therein and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to reflect the transaction or circumstances referred to therein.

1.36. Accountants. Ernst & Young, whose reports on the financial statements of the Company are filed with the Commission and are included in the Registration Statement and the Prospectus, are and were, during the periods covered by such reports, independent public accountants as required by the Act and the Public Company Accounting Oversight Board (“PCAOB”) and the applicable rules and regulations thereunder. Ernst & Young is a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn. No person who has been suspended or barred from being associated with a registered public accounting firm, or has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data included in the Registration Statement and the Prospectus.

1.37. Taxes. Except as described in the Registration Statement and the Prospectus, the Company has filed on a timely basis all material federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and has paid all taxes shown as due thereon; no tax deficiency has been asserted against the Company, nor does the Company know of any tax deficiency which is likely to be asserted; there are no tax audits or investigations pending or threatened that, if adversely determined, could have a Material Adverse Effect; nor are there any material proposed additional tax assessments against the Company; all tax liabilities are adequately provided for on the books of the Company.

1.38. Books and Records. The books of account, minute books, stock record books and other records of the Company are complete and correct in all material respects and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Exchange Act, including an adequate system of internal controls. The minute books of the Company contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Company’s board of directors and committees of the Company’s board of directors, and no meeting of any of such stockholders, the Company’s board of directors or such committees has been held for which minutes have not been prepared and are not contained in such minute books.

1.39. Listing of Common Stock. The Common Stock (including the Shares) is registered pursuant to Section 12(g) of the Exchange Act and is approved for quotation on the Nasdaq National Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or revoking the inclusion of the Common Stock for quotation on the Nasdaq National Market, nor has the Company received any notification that the Commission or the National Association of Securities Dealers, Inc. (the “NASD”) is contemplating terminating such registration or inclusion for quotation.

1.40. Lock-Up. Schedule B hereto contains a true, complete and correct list of all persons and entities subject to lock-up agreements, each of whom, in the case of officers of the Company, has executed and delivered to the Underwriters a lock-up agreement substantially in the applicable form set forth in Exhibit B-1 hereto, and, in the case of directors and five percent (5%) or greater stockholders of the Company, has executed and delivered to the Underwriters a lock-up agreement substantially in the applicable form set forth in Exhibit B-2 hereto.

1.41. Share Certificates. The form of certificates evidencing the Shares (to the extent such Shares are certificated) complies with all applicable legal requirements and with all applicable requirements of the certificate of incorporation and by-laws of the Company and the requirements of the NASD.

1.42. Bona Fide Independent Market. All of the information provided by the Company to the Underwriters or to counsel for the Underwriters in connection with letters, filings or other supplemental information provided to NASD Regulation Inc. pursuant to NASD Conduct Rule 2710 or 2720 is true, complete and correct in all material respects, and there is a “bona fide independent market”, as defined in Section 2720(a)(3) of the NASD Conduct Rules, for the Shares.

2. Purchase and Sale Agreements.

2.1. Firm Shares. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company at $8.3472 a share (the “Purchase Price”) the number of Firm Shares set forth in Schedule A hereto opposite the name of such Underwriter.

2.2. Additional Shares. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 825,000 Additional Shares from the Company at the Purchase Price. If you, on behalf of the Underwriters, elect to exercise such option, you shall so notify the Company in writing not later than thirty (30) days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten (10) business days after the date of such notice. Additional Shares may be purchased as provided in Section 3 hereof in whole or in part from time to time solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in Schedule A hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

2.3. Market Standoff Provision. The Company hereby agrees that, without the prior written consent of the Representatives, it will not, during the period ending 60 days after the date hereof, subject to extension of up to 18 days at the option of the Representatives, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement or any transaction that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock or options to purchase Common Stock granted under the Company’s stock incentive or stock purchase plans as currently in effect, or upon the exercise of options or warrants or the conversion of a security outstanding on the date hereof or the issuance by the Company of securities under its stockholder rights plan as currently in effect, in each case, of which the Underwriters have been advised in writing and which is described in the Prospectus, (C) the issuance by the Company of any shares of Common Stock or other securities issued in connection with, or as consideration for acquisitions, mergers, consolidations, asset purchases or other business combinations, licenses or strategic alliances or investments occurring after the date of this Agreement, provided that each recipient of shares pursuant to this clause (C) agrees that all such shares remain subject to restrictions substantially similar to those contained in this Section 2.3 or (D) transactions by any person other than the Company relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the offering of the Shares.

2.4. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares. The Company is further advised by you that the Shares are to be offered to the public initially at $8.88 a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $0.3197 a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $0.10 a share, to any Underwriter or to certain other dealers.

3. Payment and Delivery.

3.1. Firm Shares. Payment for the Firm Shares shall be made to the Company in immediately available funds against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on January 26, 2005, or at such other time on the same or such other date, not later than February 04, 2005, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date”.

3.2. Additional Shares. Payment for any Additional Shares shall be made to the Company in immediately available funds in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in Section 2.2 or at such other time on the same or on such other date, in any event not later than March 04, 2005, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Option Closing Date”.

3.3. Delivery of Certificates. Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one (1) full business day prior to either the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

4. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter, as of the date hereof, as follows:

4.1. Furnish Copies of Registration Statement and Prospectus. The Company will furnish to you, without charge, six (6) signed copies of the Registration Statement and each amendment thereto (including exhibits thereto), and signed copies of all consents and certificates of experts, and for delivery to each other Underwriter a conformed copy of the Registration Statement and each amendment thereto (without exhibits thereto) and furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 4.4 below, as many copies of the Prospectus and any supplements and amendments thereto (including any documents incorporated or deemed incorporated by reference therein or to the Registration

Statement) as you may reasonably request. The copies of the Registration Statement, Prospectus and all amendments or supplements thereto will be identical to the copies thereof filed with the Commission, except to the extent permitted by Regulation S-T.

4.2. Notification of Amendments or Supplements. After the date hereof, before amending or supplementing the Registration Statement or the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Company will furnish to you a copy of each such proposed amendment or supplement and will not file any such proposed amendment or supplement without the consent of the Underwriters. The Company will file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such rule. In addition, the Company will notify immediately the Representatives upon the receipt (i) of any comments from the Commission; (ii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or any document(s) incorporated by reference therein or for additional information; and (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

4.3. Reports. The Company will furnish to the Underwriters for a period of one year from the date of this Agreement (i) copies of any reports or other communications which the Company shall send to its stockholders; (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission; (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed; and (iv) such other information as the Underwriters may reasonably request regarding the Company, in each case as soon as practicable after such reports, communications, documents or information become publicly available.

4.4. Continued Compliance with Securities Laws. The Company will comply with the Act and the Exchange Act so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Prospectus. If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer (the “Prospectus Delivery Period”), or if at any time when a prospectus is required by the Act to be delivered in connection with sales of the Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement any Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the Act, the Company, at the Company’s own expense, will promptly prepare and file with the Commission, subject to Section 4.2, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish, at the Company’s own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company will advise promptly the Underwriters when any such amendment or supplement shall have become effective.

4.5. Blue Sky Laws. The Company will endeavor to qualify the Shares for offer and sale under the securities or blue sky laws of such jurisdictions (domestic or foreign) as you shall reasonably request and to maintain such qualifications in effect for a period of not less than one (1) year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

4.6. Earnings Statement. The Company will make generally available to its security holders as soon as practicable, but in any event not later than eighteen (18) months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158).

4.7. Use of Proceeds. The Company shall apply the net proceeds from the sale of the Shares in the manner described under the caption “Use of Proceeds” in the Prospectus Supplement.

4.8. Listing. The Company will use its best efforts to maintain the quotation of the Shares on the Nasdaq National Market and will file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market.

4.9. Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

4.10. Exchange Act Compliance. During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission and the Nasdaq National Market all reports and documents required to be filed under the Exchange Act.

5. Conditions to the Underwriters’ Obligations. The obligations of the Company to sell the Shares to the several Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the following conditions:

5.1. Effective Registration Statement. The Registration Statement shall be effective.

5.2. Rule 462 Registration Statement. If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462 Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462 Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

5.3. Prospectus Filed with Commission. The Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Act) in the manner and within the time period required by Rule 424(b) under the Securities Act.

5.4. No Stop Order. No stop order suspending the effectiveness of the Registration Statement, any Rule 462 Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission.

5.5. No NASD Objection. The NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

5.6. No Material Adverse Change. There shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgement, is a Material Adverse Effect and that makes it, in your judgement, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

5.7. Officer’s Certificate. The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by the Chief Executive Officer or Chief Financial Officer of the Company, to the effect set forth in Sections 5.4, 5.5 and 5.6 above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

5.8. Opinion of Company Counsel. The Underwriters shall have received on the Closing Date an opinion of Stradling Yocca Carlson & Rauth, counsel for the Company, dated the Closing Date, the form of which is attached hereto as Exhibit A. The opinion shall be rendered to the Underwriters at the request of the Company and shall so state therein.

5.9. Opinion of Underwriters’ Counsel. The Underwriters shall have received on the Closing Date an opinion of Sidley Austin Brown & Wood LLP, counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to the Underwriters.

5.10. Accountant’s Comfort Letter. The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

5.11. Lock-Up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit B-1 or Exhibit B-2 hereto, as applicable, between you and certain officers, directors and five percent (5%) or greater stockholders of the Company, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

5.12. Additional Documents. On the Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction of each of the above conditions on or prior to the Option Closing Date and to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance and sale of the Additional Shares.

6. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of its counsel and its accountants in connection with the registration and delivery of the Shares under the Act and all of their other respective fees or expenses in connection with the preparation and filing of the Registration Statement, the Basic Prospectus, each Prospectus Supplement, any preliminary prospectus, the Prospectus and any amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified; (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon; (iii) the cost of printing or producing any blue sky or legal investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as contemplated by Section 4.5 hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the blue sky or legal investment memorandum; (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the NASD; (v) the cost of printing certificates representing the Shares; (vi) the costs and charges of any transfer agent, registrar or depositary; (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show; (viii) all expenses in connection with any offer and sale of the Shares outside of the United States, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with offers and sales outside of the United States; and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section 6, Section 7 entitled “Indemnity and Contribution”, and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel and any advertising expenses connected with any offers they may make.

7. Indemnity and Contribution.

7.1. Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter and each of its respective officers, directors, employees and representatives, and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Basic Prospectus, any Prospectus Supplement, or the Prospectus (in each case as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made, not misleading, except (i) insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein and (ii) that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage or liability purchased Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 4 and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense.

7.2. Indemnification by the Underwriters. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Basic Prospectus, any Prospectus Supplement or the Prospectus (in each case as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made, not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Basic Prospectus, any Prospectus Supplement, the Prospectus or any amendments or supplements thereto.

7.3. Indemnification Procedures. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 7, such person (the “Indemnified Party”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in respect of the legal expenses of any Indemnified Party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act; and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section of the Act or Exchange Act; and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgement for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgement. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such Indemnifying Party of the aforesaid request; (ii) such Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement; and (iii) such Indemnifying Party shall not have responded in writing to such request, specifying those expenses that it has chosen not to reimburse and explaining the reason for such non-reimbursement, prior to the date of such settlement. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

7.4. Contribution Agreement. To the extent the indemnification provided for in this Section 7 is unavailable to an Indemnified Party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Party under such paragraph, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party or parties on the one hand and the Indemnified Party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Party or parties on the one hand and of the Indemnified Party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus Supplement, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

7.5. Contribution Amounts. The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7.4. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Party at law or in equity.

7.6. Survival of Provisions. The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement; (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, or the Company, its officers or directors or any person controlling the Company; and (iii) acceptance of and payment for any of the Shares.

8. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities in New York, Delaware or California shall have been declared by either federal or New York, Delaware or California state authorities; (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgement, is material and adverse; or (v) in the judgement of the Representatives, there shall have occurred any Material Adverse Effect, or any development that could reasonably be expected to result in a Material Adverse Effect, to the Company, and (b) in the case of any of the events specified in clauses 9(a)(i) through 9(a)(v), such event, individually or together with any other such event, makes it, in your judgement, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus Supplement.

10. Defaulting Underwriters. If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased by all of the Underwriters on such date, the other Underwriters may make arrangements satisfactory to the Representatives for the purchase of such Shares by other persons (who may include one or more of the non-defaulting Underwriters, including the Representatives), but if no such arrangements are made by the applicable Closing Date, the other

Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule A bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased by all the Underwriters at such time hereunder, and arrangements satisfactory to the Representatives for the purchase of such Firm Shares are not made within 36 hours after such default, for the purchase by other persons (who may include one or more of the non-defaulting Underwriters, including the Representatives) of the Shares with respect to which such default occurs, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company other than as provided in Section 7.5 hereof. In the event of any default by one or more Underwriters as described in this Section 10, the Representatives shall have the right to postpone the Closing Date or the Option Closing Date, as the case may be, established as provided in Section 3 hereof, but in no event for longer than seven (7) business days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements for the purchase and delivery of the Shares may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11. Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

12. Headings; Table of Contents. The headings of the sections of this Agreement and the table of contents have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

13. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:

Banc of America Securities LLC

9 West 57th Street, 40th Floor

New York, New York 10019

Facsimile: (212) 319-8673

Attention: Thomas M. Morrison

and:

Thomas Weisel Partners LLC

One Montgomery Street, Suite 3700

San Francisco, California 94104

Facsimile: (415) 364-2694

Attention: James P. Scopa

with a copy to:

Banc of America Securities LLC

9 West 57th Street, 40th Floor

New York, New York 10019

Facsimile: (212) 847-6950

Attention: Legal Department

and:

Thomas Weisel Partners LLC

One Montgomery Street, Suite 3700

San Francisco, California 94104

Facsimile: (415) 364-2694

Attention: Ted Johann, Esq.

and:

Sidley Austin Brown & Wood LLP

555 West Fifth Street, 40th Floor

Los Angeles, California 90013

Facsimile: (213) 896-6600

Attention: Robert W. Kadlec Esq.

If to the Company:

ISTA Pharmaceuticals, Inc.

15279 Alton Parkway #100

Irvine, CA 92618

Facsimile: (949) 789-7740

Attention: Vicente Anido, Jr., Ph.D.

with a copy to:

Stradling Yocca Carlson & Rauth

660 Newport Center Drive, Suite 1600

Newport Beach, California 92660

Facsimile: (949) 725-4100

Attention: Robert C. Funsten, Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of the officers and directors and controlling persons referred to in Section 7, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.

15. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

16. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLE OF CONFLICT OF LAWS.

17. Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of San Francisco or the courts of the State of California in each case located in the City and County of San Francisco (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgement of any such court (a “Related Judgement”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

18. Waiver of Immunity. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, giving of any relief in such legal action, suit or proceeding, setoff or counterclaim, attachment (both before and after judgement) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgement, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity and consents to such relief and enforcement, at or in respect of any such Related Proceeding or Related Judgement, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

19. Entire Agreement. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous agreements, understandings and negotiations with respect to the subject matter hereof.

20. Amendments. This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

21. Sophisticated Parties. Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions of Section 7, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 7 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus, the Basic Prospectus, the Prospectus Supplement and the Prospectus (and any amendments and supplements thereto), as required by the Act and the Exchange Act.

[Remainder of page intentionally left blank]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

ISTA PHARMACEUTICALS, INC.

By:	/s/ Vicente Anido, Jr.
Name:	Vicente Anido, Jr.
Title:	President and Chief Executive Officer

Accepted as of the date hereof

Banc of America Securities LLC Acting severally on behalf of themselves and the several Underwriters named in Schedule A hereto.

By:	Banc of America Securities LLC

By:	/s/ Thomas M. Morrison
Name:	Thomas M. Morrison
Title:	Managing Director

SCHEDULE A

Underwriter	Number of Firm Shares To Be Purchased
Banc of America Securities LLC	2,310,000
Thomas Weisel Partners LLC	2,035,000
Lazard Freres & Co. LLC	880,000
C.E. Unterberg, Towbin LLC	275,000

Total	5,500,000

A-1

SCHEDULE B

Lock-Up Agreements

Officers

Vincente Anido, Jr. Ph.D.

Marvin J. Garrett

Lisa R. Grillone, Ph.D.

Kathleen A. McGinley

Kirk McMullin

Thomas A. Mitro

Lauren P. Silvernail

Directors

Kathleen D. LaPorte

Five Percent (5%) or Greater Stockholders

Sprout Capital IX, L.P.

Sprout Entrepreneurs’ Fund L.P.

Sprout IX Plan Investors, L.P.

B-1

EXHIBIT A

FORM OF OPINION OF COMPANY COUNSEL

January     , 2005

Banc of America Securities LLC

Thomas Weisel Partners LLC

As Representatives of the several Underwriters

c/o Banc of America Securities LLC

9 West 57th Street

New York, NY 10019

Re:	Purchase of 5,500,000 shares of Common Stock of ISTA Pharmaceuticals, Inc. by the Underwriters pursuant to the Underwriting Agreement dated January 20, 2005

Ladies and Gentlemen:

We have acted as counsel for ISTA Pharmaceuticals, Inc., a Delaware corporation (the “Company”) in connection with (a) the Registration Statement on Form S-3 (Registration No. 333-114815), which was filed with the Securities and Exchange Commission (the “Commission”) on April 23, 2004, as amended by Amendment No. 1 thereto, which was filed with the Commission on May 10, 2004 (as so amended, the “Registration Statement”), and (b) the Underwriting Agreement, dated January 20, 2005 (the “Underwriting Agreement”), among the Company and Banc of America Securities LLC and Thomas Weisel Partners LLC, acting on their behalf and as representatives of the several underwriters named in Schedule A to the Underwriting Agreement (the “Underwriters”). Pursuant to the Underwriting Agreement, the Underwriters have severally agreed to purchase from the Company an aggregate of 5,500,000 shares (the “Firm Shares”) of its authorized but unissued common stock, par value $0.001 per share, and the Company has granted the Underwriters an option to purchase up to 825,000 additional shares of the Company’s common stock (the “Option Shares”). The Firm Shares and the Option Shares are collectively referred to herein as the “Shares.” The Shares have been registered with the Commission under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Regulations”) of the Commission thereunder, pursuant to the Registration Statement. The Registration Statement was declared effective on May 18, 2004 (the “Effective Date”). The prospectus dated May 18, 2004 (hereinafter referred to as the “Base Prospectus”) and the prospectus supplement dated January     , 2005 (including all materials incorporated by reference or deemed incorporated by reference therein at the date hereof), in the form filed with the Commission on January     , 2005 under Rule 424(b) promulgated under the Securities Act, is hereinafter referred to as the Prospectus Supplement. The Base Prospectus and the Prospectus Supplement are sometimes collectively referred to herein as the “Prospectus.”

Exh. A-1

This opinion is being delivered pursuant to Section 5.8 of the Underwriting Agreement. Unless specifically defined herein or unless the context requires otherwise, capitalized terms used herein shall have the meanings set forth in the Underwriting Agreement.

In connection with the preparation of this opinion, we have examined such documents and considered such questions of law as we have deemed necessary or appropriate. We have assumed that, except for the Underwriting Agreement and the documents required or contemplated thereby, there are no other documents or agreements among the Company and the Underwriters which would expand or otherwise modify the respective rights and obligations of the Company and the Underwriters as set forth in the Underwriting Agreement and the documents required or contemplated thereby. We have assumed the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies, and the genuineness of all signatures. We have also assumed the legal capacity of all natural persons and that, with respect to all parties to agreements or instruments relevant hereto other than the Company, such parties had the requisite power and authority to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action, executed and delivered by such parties, and that such agreements or instruments are the valid, binding and enforceable obligations of such parties.

As to questions of fact material to our opinions, we have relied upon the representations of each party made in the Underwriting Agreement and the other documents and certificates delivered in connection therewith, certificates of officers of the Company and certificates and advices of public officials. Although we have not independently verified the accuracy of such representations and certifications, we have no current actual knowledge of any material misstatement or inaccuracy therein, and we have no reason to believe that you are not justified in relying on any opinions expressed herein based on such representations or certifications.

Whenever a statement herein is qualified by “known to us,” “to our current actual knowledge,” or similar phrase, it is intended to indicate that, during the course of our representation of the Company, no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of those attorneys in this firm who have rendered legal services in connection with the transaction described in the introductory paragraph hereof. However, except as otherwise expressly indicated, we have not undertaken any independent investigation to determine the accuracy of such statement, and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation; no inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Company.

Notwithstanding anything herein to the contrary, we express no opinion as to any agreement or other document between the Company and Allergan, Inc. and/or any of its affiliates and as to any such matters related thereto or arising therefrom.

Exh. A-1

Based upon the foregoing, and subject to the additional assumptions, exceptions, qualifications and limitations set forth below, we are of the opinion that:

1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to do business as a foreign corporation and is in good standing in each other state in which the nature of its activities or of its properties owned or leased makes such qualification necessary, except to the extent that failure to so qualify would not have a material adverse effect on the Company. The Company has the corporate power and authority to own its properties and assets, to carry on its business as described in the Prospectus and the Registration Statement, and to enter into the Underwriting Agreement and perform its obligations thereunder (including the issuance and sale of the Shares in accordance therewith).

2. The Company has an authorized capitalization not materially different from that which is set forth in the Prospectus Supplement under the caption “Capitalization” – “Actual”. All presently outstanding shares of the Company’s capital stock, have been duly authorized and validly issued, and are fully paid and nonassessable. Except as disclosed in or contemplated by the Prospectus or the Registration Statement, there are, to our current actual knowledge, (a) no outstanding subscriptions, warrants, options, calls, claims, commitments, convertible securities or other agreements or arrangements under which the Company is or may be obligated to issue shares of its capital stock, and (b) no preemptive rights, co-sale rights, rights of first refusal or other rights to subscribe for or to purchase capital stock of the Company.

3. The Shares have been duly authorized and, when issued and paid for in accordance with the provisions of the Underwriting Agreement, will be validly issued, fully paid and nonassessable; and no preemptive rights, co-sale rights, rights of first refusal or other rights to subscribe for or to purchase capital stock of the Company exist with respect to any of such Shares or the issue and sale thereof.

4. The Underwriting Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company.

5. The execution and delivery of the Underwriting Agreement and the performance by the Company of its terms (including the issuance and sale of the Shares in accordance therewith) (a) will not breach or result in a violation of the Company’s Certificate of Incorporation or Bylaws, or any judgement, order or decree of any domestic court or arbitrator, known to us, to which the Company is a party or is subject, or any statute, rule or regulation, known to us, to be applicable to the Company or customarily applicable to transactions of this nature, and (b) will not, to our current actual knowledge, with or without the giving of notice or lapse of time or both, constitute a material breach of the terms, conditions or provisions of, or constitute a default under, any material contract, undertaking, indenture or other agreement or instrument of the Company filed or incorporated by reference as an exhibit to the Registration Statement.

6. Except as disclosed in the Prospectus or otherwise expressly waived in writing, there are no contracts, agreements or understandings known to us between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement.

7. The statements (A) in the Base Prospectus under the caption “Description of Common Stock” and (B) in the Registration Statement in Item 15, in each case insofar as such

Exh. A-1

statements constitute summaries of the legal matters, documents or proceedings of the Company referred to therein, fairly present, in all material respects, the information called for with respect to such legal matters, documents and proceedings of the Company and fairly summarize, in all material respects, the matters referred to therein, in each case as such matters pertain to the Company. To our current actual knowledge, all descriptions set forth in or incorporated by reference in the Prospectus and the Registration Statement of the material contracts and documents to which the Company is a party fairly present, in all material respects, the information required under the Securities Act and the Regulations.

8. Except as disclosed in the Prospectus or the Registration Statement, there is, to our current actual knowledge, no action, suit or proceeding pending against the Company or its properties in any court or before any governmental authority or agency, or arbitration board or tribunal which, if adversely determined, could reasonably be expected to have a material adverse effect on the Company or its business or properties (taken as a whole).

9. To our current actual knowledge, there are no statutes, regulations, material contracts or other documents that are required by the Securities Act and the Regulations to be described or incorporated by reference in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described or filed or incorporated as so required.

10. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus Supplement, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

11. No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority is required in connection with the valid execution, delivery and performance by the Company of the Underwriting Agreement (including the issuance and sale of the Shares in accordance therewith), except (a) such as have been obtained and made under the Securities Act or the Securities Exchange Act of 1934, as amended, (b) such approvals as have been obtained in connection with the approval of the listing of the Shares on the Nasdaq National Market System and (c) any consents, approvals, authorization or order of, or filing with, any state or foreign securities regulatory authority, for which we offer no opinion.

12. The Registration Statement was declared effective under the Securities Act on May 18, 2004, and the Prospectus Supplement was filed with the Commission pursuant to Rule 424(b) under the Securities Act on January     , 2005; to our current actual knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission and the conditions to the use of Form S-3 have been satisfied.

13. The Registration Statement, including the Base Prospectus, and Prospectus Supplement, as of their respective Effective Date or date thereof, (except for financial statements and schedules and other financial and statistical data included therein as to which we do not express any opinion) comply as to form in all material respects with the Securities Act and the Regulations.

14. Each document incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus (except for financial statements and schedules and other financial and statistical data included therein as to which we do not express any opinion) complied as to form when so filed, in all material respects, with the requirements of the Securities Act and the Exchange Act.

Exh. A-1

In connection with our participation in the preparation of the Registration Statement and the Prospectus, we have not independently verified the accuracy, completeness or fairness of the statements contained therein (except with respect to the legal descriptions that we opine on in Paragraph 7 above), and the limitations inherent in the examination made by us and the knowledge available to us are such that we are unable to assume, and we do not assume, any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except with respect to the legal descriptions that we opine on in Paragraph 7 above). However, on the basis of our examination and our participation in conferences with certain officers of the Company, its independent public accountants and representatives of the Underwriters and the Underwriters’ counsel in connection with the preparation of the Registration Statement and the Prospectus, we can advise you supplementally as a matter of fact and not as an opinion that we have no current actual knowledge that the Registration Statement as of the Effective Date contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. However, we are not expressing any belief as to the financial statements and the notes thereto or the schedules or other financial and statistical data contained in the Registration Statement or the Prospectus.

We call your attention to the fact that the Underwriting Agreement states that it is governed by New York law and that we are not rendering any opinion with respect to New York law. We have not examined the question of what law would govern the interpretation or enforcement of the Underwriting Agreement. We have with your permission assumed for the purposes of this opinion that the internal laws of the State of New York are identical in all respects to the internal laws of the State of California.

We are members of the Bar of the State of California and, accordingly, do not purport to be experts on or to be qualified to express any opinion herein concerning, nor do we express any opinion herein concerning, any law other than the laws of the State of California, the General Corporation Law of the State of Delaware and the federal law of the United States.

This opinion is furnished to you in connection with the transactions contemplated by the Underwriting Agreement and is solely for the benefit of you and the several Underwriters, and may not be relied upon by any other person or for any other purpose without our prior written consent.

Very truly yours,

STRADLING YOCCA CARLSON & RAUTH

Exh. A-1

EXHIBIT B-1

Form Of Lock-Up Agreement

January [    ], 2005

Banc of America Securities LLC

Thomas Weisel Partners LLC

    and the other underwriters named in the

    Underwriting Agreement

c/o Banc of America Securities LLC

9 West 57th Street, 40th Floor

New York, New York 10019

Re:         Proposed Public Offering by ISTA Pharmaceuticals, Inc.

Ladies and Gentlemen:

The undersigned, an officer of ISTA Pharmaceuticals, Inc., a Delaware corporation (the ”Company”), understands that Banc of America Securities LLC and Thomas Weisel Partners LLC and the other underwriters named in the Underwriting Agreement (as defined herein) (collectively, the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the public offering (the “Public Offering”) of shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as an officer of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during a period of 60 days following the date of the Underwriting Agreement, subject to extension for up to 18 days at the option of Banc of America Securities LLC and Thomas Weisel Partners LLC (the “Lock-Up Period”), the undersigned will not, without the prior written consent of Banc of America Securities LLC and Thomas Weisel Partners LLC, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise (the transactions described in clauses (i) and (ii) being referred to collectively as “Transfers”).

Notwithstanding the foregoing, the undersigned may transfer Lock-Up Securities (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree in writing to be bound by

Exh. B1-1

the restrictions set forth herein or (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees in writing to be bound by the restrictions set forth herein, and provided further, that any such transfer shall not involve a disposition for value. For purposes of this agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

The undersigned understands that whether or not the Public Offering actually occurs depends on a number of factors, including stock market conditions. The Public Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation among the Company and the Underwriters.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and/or registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

Very truly yours,

(Signature)

(Name)

(Address)

Exh. B1-2

EXHIBIT B-2

Form Of Lock-Up Agreement

January [    ], 2005

Banc of America Securities LLC

Thomas Weisel Partners LLC

    and the other underwriters named in the

    Underwriting Agreement

c/o Banc of America Securities LLC

9 West 57th Street, 40th Floor

New York, New York 10019

Re:         Proposed Public Offering by ISTA Pharmaceuticals, Inc.

Ladies and Gentlemen:

The undersigned, a stockholder [and a director] of ISTA Pharmaceuticals, Inc., a Delaware corporation (the ”Company”), understands that Banc of America Securities LLC and Thomas Weisel Partners LLC and the other underwriters named in the Underwriting Agreement (as defined herein) (collectively, the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the public offering (the “Public Offering”) of shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder [and a director] of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during a period of 60 days following the date of the Underwriting Agreement, subject to extension for up to 18 days at the option of Banc of America Securities LLC and Thomas Weisel Partners LLC (the “Lock-Up Period”), neither the undersigned nor any affiliate of the undersigned will, without the prior written consent of Banc of America Securities LLC and Thomas Weisel Partners LLC, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or any affiliate of the undersigned or with respect to which the undersigned or any affiliate of the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise (the transactions described in clauses (i)

Exh. B2-1

and (ii) being referred to collectively as “Transfers”); provided, however, that if Banc of America Securities LLC and Thomas Weisel Partners LLC consent to any transfer of the Company’s Common Stock by any similarly situated holder of the Company’s Common Stock, then Banc of America Securities LLC and Thomas Weisel Partners LLC shall be deemed to have consented to a Transfer by the undersigned to the same extent as by such other holder (calculated as the percentage of the Common Stock of the Company held by such other holder that is subject to such consent)..

Notwithstanding the foregoing, the undersigned may transfer Lock-Up Securities (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree in writing to be bound by the restrictions set forth herein or (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees in writing to be bound by the restrictions set forth herein, and provided further, that any such transfer shall not involve a disposition for value. For purposes of this agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

The undersigned understands that whether or not the Public Offering actually occurs depends on a number of factors, including stock market conditions. The Public Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation among the Company and the Underwriters.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and/or registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Notwithstanding the foregoing, this agreement shall terminate of its own accord in the event that the Underwriting Agreement is not executed and delivered by the Company and the Underwriters on or before February 14, 2005.

This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

Very truly yours,

(Signature)

(Name)

(Address)

Exh. B2-2